Exhibit 99.2
Fiscal 2011 3rd Quarter Conference Call May 16, 2011

2 Cautionary Note Regarding Forward-Looking Statements This presentation contains forward looking statements under the safe harbor provisions of the US securities laws. These forward- looking statements are based on management's beliefs and assumptions and on information currently available to our management. Our management believes that these forward- looking statements are reasonable as and when made. However you should not place undue reliance on any such forward looking statements as these are subject to risks and uncertainties. Please refer to our press release and our SEC filings for more information regarding the use of forward looking statements."

3 Recent Highlights Began initial production of Unifill ready-to-fill (prefilled) syringe Final product validation procedures now underway Unifill sales to commence during July 2011 Realignment to drive business growth, accelerate new product development and streamline costs Strengthened frontline team to support commercial relationships Dynamic project-focused teams to develop new products Further acceleration of pharmaceutical discussions for Unifill Multiple emerging opportunities in complementary areas

4 Richard Wieland Chief Financial Officer Q3 2011 Financial Data

5 Financial Data - Fiscal 3rd Quarter 2011 Revenues for the quarter of $0.7m, compared to $2.4m for 3Q 2010 Unifill industrialization revenue decreased by $1.2m from 3Q 2010 Net loss for the quarter was $(12.5)m, or $(0.20) per diluted share, compared to $(12.1)m, or $(0.23) per diluted share, for 3Q 2010 R&D expenses decreased by $4.6 million due to decreased stock compensation awards Selling, general and administrative expenses increased by $2.1m: Share-based compensation increased $0.5m Staff related expenses increased $1.5m due to hiring of personnel Adjusted net loss of $(9.3)m, or $(0.15) per diluted share, compared to $(5.1)m or $(0.10) per diluted share for 3Q 2010 Excludes approx. $3.2m in depreciation, amortization and interest expenses, plus non-cash share-based compensation attributable to awards granted over the last fiscal year

Financial Data - Fiscal 3rd Quarter 2011 (cont.) Balance Sheet Data (As of March 31, 2011) Cash, restricted cash and cash equivalents of $30.2m Equipment Financing (anticipated to close in June 2011) Signed term sheet for $12.0m line of equipment financing Will utilize $12.7m for Unifill production line by Mikron Recoups $8.0m in cash, currently invested in equipment Financing obtained through a multinational firm 6

7 Q3 2011 Overview Alan Shortall Chief Executive Officer

8 Initial production commenced on schedule in March 2011 Final product validation underway Sales to commence in July 2011 Marks successful completion of industrialization program Discussions at various stages with multiple pharma companies Initial sales used for market evaluation, stability studies etc Unifill(r) Ready-to-Fill Syringes

9 Pharmaceutical and biotech companies increasingly seeking customized drug delivery device solutions for targeted pipeline drugs Drug R&D shifting to specialized injectables (high-molecule biologics) Devices being customized to meet specific drug / patient needs Trend is to outsource device development to industry specialists Opportunities to replicate Unifill success across multiple device sectors Now established and ready to serve as one-stop shop for device innovation Facilities, organizational structure, R&D, equipment and expertise Multiple areas to showcase Unilife capacity for speed and innovation Increased Demand for Customized Devices

Building a Broad Proprietary Device Portfolio 10

Operational Realignment Scheduled business realignment initiated in March 2011 Eliminated legacy positions once surge for Unifill completed Strengthened commercial sales and marketing team Dynamic cross-functional teams to drive new device projects Benefits of realignment include: Expanded commercial opportunities for the Unifill syringe Helps replicate success of Unifill into other new device areas Positioned as an agile, responsive partner for device innovation Improves cash flow by $12MM during 2011 calendar year Sufficient cash to support operations through fiscal 2012 11

Expanding the Size and Scope of Unilife Unilife is much more than just a safety syringe company Ready to serve as preferred partner for device innovation Unifill syringe a gateway enabling Unilife to enter other high-value markets for advanced drug delivery systems Achieved what others thought impossible with Unifill syringe Expanding technology platform around, and beyond, Unifill Pharma and biotech companies approaching Unilife for innovative, differentiated device solutions for biological drugs in the pipeline 12

13 Questions